Exhibit 99.1

901 Lakeshore Drive, • Lake Charles, LA 70601 Phone: 337.436.9000 www.usunwired.com

Contact:    Ed Moise, Investor Relations

(337) 310-3500

US UNWIRED REPORTS $137.5 MILLION IN REVENUE FOR SECOND QUARTER

SECOND QUARTER HIGHLIGHTS:
	3 months ended 6/30		6 months ended 6/30			3 months ended 6/30		6 months ended 6/30
	2003	2002	2003	2002		2003	2002	2003	2002
Total Revenues ($000)	$137,503	$144.412	$266,250	$236,482	Ending PCS Subscribers	593,068	539,054	593,068	539,054
Net Loss	(35,020)	(49,746)	(92,492)	(78,107)	Net PCS Sub. Additions	8,878	19,556	34,501	51,691
EBITDA*	16,271	1,520	9,389	(3,054)	Postpay PCS Churn	2.7%	3.4%	3.2%	3.4%
Capital Expenditures	8,376	23,944	18,205	63,202	PCS ARPU**	$72.43	$83.69	$70.73	$85.06
* See attached table.					** includes roaming

EDITOR’S NOTE: The term “PCS” in this release refers to the customers and network that US Unwired manages as a PCS Affiliate of Sprint.

LAKE CHARLES, LA (August 7, 2003)—US Unwired Inc. (OTCBB:UNWR), a PCS Affiliate of Sprint (NYSE:FON, PCS), today reported revenues of $137.5 million for the three-month period ended June 30, 2003. PCS operations generated $133.5 million in total revenue for the quarter. Subscriber revenue and roaming revenue from PCS operations were $96.4 million and $31.7 million, respectively. The company posted a net loss of $35 million for second quarter of 2003 and EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) for the consolidated operations was $16.3 million, which included $1.1 million of non-cash compensation expense. These results included $5.1 million of EBITDA generated from the company’s wholly-owned subsidiary, IWO Holdings, Inc., and a charge of $3.9 million associated with a withdrawn debt exchange offer.

“We posted record EBITDA during the second quarter because we continued to successfully execute a business plan that reduced costs while maintaining solid long-term growth prospects,” said Robert Piper, US Unwired’s President and Chief Executive Officer. “Our per-subscriber operating costs set record lows, yet we continue to achieve strong network performance metrics. Although we reduced sales and marketing costs, 70% of our new subscribers had prime credit ratings. We invested resources in churn reduction programs that have generated our best rates since 2001. We began executing this business plan last year and these results show that it is setting the foundation for our company’s success.”

At the end of the second quarter of 2003, total wireless subscribers (including PCS, cellular and resale) were 650,110, while PCS subscribers were 593,068. Of the 8,878 PCS net subscriber additions during the second quarter, 4,474 were from the Company’s IWO Holdings subsidiary’s operations.

For the second quarter of 2003, PCS subscriber acquisition cost was $353; monthly average minutes of use were 750 per average PCS subscriber with roaming and 575 without roaming; total PCS system minutes of use were approximately 1.4 billion, including 427 million roaming minutes; postpay PCS churn, net of 30-day returns, was 2.7%. Average monthly revenue per PCS subscriber (ARPU), including roaming, was $72.43 for the second quarter, up from $68.97 in the first quarter.

Total capital expenditures were $8.4 million for the quarter, $8.3 million of which were related to the company’s portion of the Sprint wireless network that as of June 30, 2003, covered 12.7 million residents with 1,850 sites.

On a consolidated basis, US Unwired had unrestricted cash of approximately $74.6 million and restricted cash of $30.3 million at June 30, 2003. All of the restricted cash and $21.3 million of the unrestricted cash were held by IWO Holdings, Inc. US Unwired was in full compliance with its $170 million bank credit facility covenants and had $70.4 million of availability. Subsequent to the quarter’s end, the company was notified by the FDIC that it had been appointed as receiver for one of the participants in the company’s $170 million Amended and Restated Credit Facility. The FDIC repudiated and disaffirmed its obligations with respect to the credit agreement, effectively eliminating $5.5 million of the company’s availability under its

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US Unwired Reports Second Quarter Results

August 7, 2003

revolver. Also, the Company cannot state with certainty that US Unwired will be in compliance with certain financial covenants stipulated in the credit agreement during the remaining portion of 2003.

IWO was not in compliance with the covenants of its $240 million bank credit facility as of June 30, 2003 and has no additional availability. In addition, IWO is delinquent on its interest payments under the credit facility which, combined with its covenant violations, may result in IWO’s bankruptcy. US Unwired has not guaranteed or otherwise become responsible for IWO’s debt.

US Unwired will hold a conference call to discuss this press release at 11:00 a.m. Eastern Time on August 8, 2003. An online replay will be available approximately one hour following the conclusion of the live broadcast and will continue through August 15, 2003. Links to these events can be found at the Company’s web site at http://www.usunwired.com. If Internet access is unavailable, investors and other interested parties may listen to the teleconference by calling 888-694-4502. The teleconference will be available for replay until August 22, 2003, by calling 973-341-3080, and entering 4007753 when prompted for the pin number.

About US Unwired

US Unwired Inc., headquartered in Lake Charles, La., holds direct or indirect ownership interests in five PCS Affiliates of Sprint: Louisiana Unwired, Texas Unwired, Georgia PCS, IWO Holdings and Gulf Coast Wireless. Through Louisiana Unwired, Texas Unwired, Georgia PCS and IWO Holdings, US Unwired is authorized to build, operate and manage wireless mobility communications network products and services under the Sprint brand name in 68 markets, currently serving over 500,000 PCS customers. US Unwired’s PCS territory includes portions of Alabama, Arkansas, Florida, Georgia, Louisiana, Mississippi, Oklahoma, Tennessee, Texas, Massachusetts, New Hampshire, New York, Pennsylvania, and Vermont. In addition, US Unwired provides cellular and paging service in southwest Louisiana. For more information on US Unwired and its products and services, visit the company’s web site at http://www.usunwired.com. US Unwired is traded on the OTC Bulletin Board under the symbol “UNWR”.

About Sprint

Sprint operates the largest, 100-percent digital, nationwide wireless network in the United States, serving more than 4,000 cities and communities across the country. Sprint has licensed PCS coverage of more than 280 million people in all 50 states, Puerto Rico and the U.S. Virgin Islands. In August 2002, Sprint became the first wireless carrier in the country to launch next generation services nationwide delivering faster speeds and advanced applications on PCS Vision Phones and devices. For more information on products and services, visit www.sprint.com/mr. PCS is a wholly-owned tracking stock of Sprint Corporation trading on the NYSE under the symbol “PCS.” Sprint is a global integrated communications provider serving more than 26 million customers in over 100 countries. With approximately 70,000 employees worldwide and nearly $27 billion in annual revenues, Sprint is widely recognized for developing, engineering and deploying state-of-the art network technologies.

This press release may contain forward-looking statements. Forward-looking statements are statements about current and future business strategy, operations, capabilities, construction plan, construction schedule, financial projections, plans and objectives of management, expected actions of third parties and other matters. Forward-looking statements often include words like believes, belief, expects, plans, anticipates, intends, projects, estimates, may, might, would, or similar words. Forward-looking statements are made pursuant to the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995. Since these forward looking statements are based on factors that involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward looking statements. Such factors include: the competitiveness of and the financial impact of Sprint wireless pricing plans, products and services; the ability of Sprint to provide back office, customer care and other services; consumer purchasing patterns; potential fluctuations in quarterly results; an adequate supply of subscriber equipment; risks related to our ability to compete with larger, more established businesses; rapid technological and market change; risks related to future growth and expansion; the ability to successfully complete the build-out of the IWO Holdings’ network; the potential need for additional capital; future losses; the significant level of indebtedness of the companies; and volatility of US Unwired’s stock price. For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from those contained in this press release, please refer to Items 1 and 7 of US Unwired’s Form 10-K for the period ended December 31, 2002 as filed with the Securities and Exchange Commission. US Unwired does not undertake to update or revise any forward-looking statement contained herein.

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US Unwired Reports Second Quarter Results

August 7, 2003

US UNWIRED INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(Unaudited)

	For the three months ended		For the six months ended
	June 30,		June 30,
	2003	2002	2003	2002
Revenues:
Subscriber	$99,252	$89,553	$193,525	$145,668
Roaming	32,490	49,601	59,981	80,344
Merchandise sales	5,070	4,742	11,440	9,029
Other revenue	691	516	1,304	1,441

Total revenue	137,503	144,412	266,250	236,482
Expense:
Cost of service	53,085	64,861	104,931	104,836
Merchandise cost of sales	8,961	10,317	18,451	18,307
General and administrative	37,717	38,097	72,994	64,066
Sales and marketing	20,405	28,381	45,951	49,925
Non-cash stock compensation	1,064	1,236	2,131	2,402
Depreciation and amortization	29,991	31,650	60,152	45,835
IWO asset abandonment charge	—	—	12,403	—

Total operating expense	151,223	174,542	317,013	285,371
Operating loss	(13,720)	(30,130)	(50,763)	(48,889)

Other income (expense):
Interest expense	(21,249)	(19,779)	(41,939)	(29,886)
Gain (loss) on sale of assets	(5)	3	76	3

Total other expense	(21,254)	(19,776)	(41,863)	(29,883)
Loss before equity in income (loss) of unconsolidated affiliates	(34,974)	(49,906)	(92,626)	(78,772)
Equity in income (loss) of unconsolidated affiliates	(46)	160	134	665

Net loss	$(35,020)	$(49,746)	$(92,492)	$(78,107)

Basic and diluted loss per share	$(0.27)	$(0.39)	$(0.72)	$(0.73)

Weighted average outstanding common shares	128,832	128,777	128,832	107,353

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US Unwired Reports Second Quarter Results

August 7, 2003

US UNWIRED INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(Unaudited)

	June 30, 2003	December 31, 2002
Current assets:
Cash and cash equivalents	$74,615	$61,985
Restricted cash	30,346	33,218
Subscriber receivables, net	35,604	47,727
Other receivables	8,293	2,661
Inventory	5,465	5,315
Prepaid expenses and other assets	21,051	15,077
Receivables from related parties	646	681
Receivables from officers	72	101

Total current assets	176,092	166,765
Property and equipment, net	449,650	484,014
Restricted cash	—	8,000
Goodwill	46,705	51,961
Intangibles, net	59,222	78,292
Notes receivable from unconsolidated affiliates	1,848	1,811
Other assets	40,157	40,587

Total assets	$773,674	$831,430

Current liabilities:
Accounts payable	$25,065	$28,301
Accrued expenses	85,853	67,665
Current maturities of long term obligations	8,797	5,018
Current maturities of long term obligations in default	350,921	—

Total current liabilities	470,636	100,984
Long term obligations, net of current maturities	427,519	411,995
Long term obligations in default, net of current maturities	—	350,207
Deferred gain	32,110	34,581
Investments in and advances to unconsolidated affiliates	3,993	3,901
Stockholders’ deficit:
Common stock	1,288	1,288
Additional paid in capital	659,591	657,459
Retained deficit	(821,303)	(728,811)
Promissory note	(160)	(174)

Total stockholders’ deficit	(160,584)	(70,238)

Total liabilities and stockholders’ deficit	$773,674	$831,430

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US Unwired Reports Second Quarter Results

August 7, 2003

US UNWIRED INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	For the six months ended
	June 30,
	2003	2002
Cash flows from operating activities

Net cash provided by (used in) operating activities	$21,051	$(16,536)

Cash flows from investing activities

Proceeds from restricted cash	10,871	—
Proceeds from sale of assets	350	10,016
Distributions from unconsolidated affiliates	250	—
Payments for the purchase of equipment	(18,205)	(63,202)
Acquisition of business, net of cash acquired	—	(61,475)
Proceeds from maturities of investments	—	10,935

Net cash used in investing activities	(6,734)	(103,726)

Cash flows from financing activities

Principal payments of long-term debt	(1,689)	(343)
Proceeds from long-term debt	—	60,000
Proceeds from stock options exercised	—	212
Proceeds from promissory notes	—	19
Debt issuance costs	—	(762)

Net cash (used in) provided by financing activities	(1,689)	59,126

Net increase (decrease) in cash and cash equivalents	12,628	(61,136)

Cash and cash equivalents at beginning of period	61,985	100,589

Cash and cash equivalents at end of period	$74,613	$39,453

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US Unwired Reports Second Quarter Results

August 7, 2003

EBITDA is an acronym for Earnings before Interest, Taxes, Depreciation and Amortization, although other items in addition to these are sometimes excluded to calculate EBITDA. Although EBITDA is not a calculation in accordance with accounting principles generally accepted in the United States (GAAP), we believe that EBITDA is widely used as a measure of operating performance in our industry. Nevertheless, the measure should not be considered in isolation or as a substitute for operating income, cash flows from operating activities or any other measure for determining operating performance or liquidity that is calculated in accordance with GAAP. In addition, since all companies do not calculate EBITDA in the same manner, this measure may not be comparable to similarly titled measures reported by other companies. We believe the nearest comparable GAAP measure to EBITDA is our Net Loss, and we have presented below a reconciliation of the two measures.

	Three-month period ended June 30, 2003
	US Unwired Inc. (Parent)	Unwired Telecom Corporation (Guarantor)	Louisiana Unwired LLC (Guarantor)	Total Guarantors	IWO Holdings, Inc. (Non- Guarantor)	Consolidating Entries	Consolidated
EBITDA	$(935)	$1,049	$11,009	$12,058	$5,148	$—	$16,271
Depreciation and amortization	(658)	(507)	(15,235)	(15,742)	(13,591)	—	(29,991)
Interest income (expense), net	(10,528)	352	(2,073)	(1,721)	(9,000)	—	(21,249)
Gain on sale of assets	—	(10)	5	(5)	—	—	(5)
Equity in income (losses) of unconsolidated subsidiaries	(23,521)	(5)	(17,443)	(17,448)	—	40,923	(46)

Net income (loss)	$(35,642)	$879	$(23,737)	$(22,858)	$(17,443)	$40,923	$(35,020)

	Three-month period ended June 30, 2002
	US Unwired Inc. (Parent)	Unwired Telecom Corporation (Guarantor)	Louisiana Unwired LLC (Guarantor)	Total Guarantors	IWO Holdings, Inc. (Non- Guarantor)	Consolidating Entries	Consolidated
EBITDA	$(1,109)	$3,018	$2,184	$5,202	$(2,573)	$—	$1,520
Depreciation and amortization	(1,020)	(552)	(15,373)	(15,925)	(14,705)	—	(31,650)
Interest income (expense), net	(9,444)	192	(2,066)	(1,874)	(8,461)	—	(19,779)
Gain on sale of assets	—	—	3	3	—	—	3
Equity in income (losses) of unconsolidated subsidiaries	(41,260)	130	(23,117)	(22,987)	—	64,407	160
Income tax benefit	—	—	—	—	2,622	(2,622)	—

Net income (loss)	$(52,833)	$2,788	$(38,369)	$(35,581)	$(23,117)	$61,785	$(49,746)

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US Unwired Reports Second Quarter Results

August 7, 2003

	Six-month period ended June 30, 2003
	US Unwired Inc. (Parent)	Unwired Telecom Corporation (Guarantor)	Louisiana Unwired LLC (Guarantor)	Total Guarantors	IWO Holdings, Inc. (Non- Guarantor)	Consolidating Entries	Consolidated
EBITDA	$(1,870)	$2,186	$18,807	$20,993	$(9,734)	$—	$9,389
Depreciation and amortization	(1,313)	(1,010)	(30,864)	(31,874)	(26,965)	—	(60,152)
Interest income (expense), net	(20,677)	677	(4,068)	(3,391)	(17,871)	—	(41,939)
Gain on sale of assets	—	69	7	76	—	—	76
Equity in income (losses) of unconsolidated subsidiaries	(70,408)	148	(54,570)	(54,422)	—	124,964	134

Net income (loss)	$(94,268)	$2,070	$(70,688)	$(68,618)	$(54,570)	$124,964	$(92,492)

	Six-month period ended June 30, 2002
	US Unwired Inc. (Parent)	Unwired Telecom Corporation (Guarantor)	Louisiana Unwired LLC (Guarantor)	Total Guarantors	IWO Holdings, Inc. (Non- Guarantor)	Consolidating Entries	Consolidated
EBITDA	$(2,137)	$5,703	$(4,047)	$1,656	$(2,573)	$—	$(3,054)
Depreciation and amortization	(3,132)	(1,109)	(26,889)	(27,998)	(14,705)	—	(45,835)
Interest income (expense), net	(17,768)	312	(3,969)	(3,657)	(8,461)	—	(29,886)
Gain on sale of assets	—	—	3	3	—	—	3
Equity in income (losses) of unconsolidated subsidiaries	(61,222)	308	(23,117)	(22,809)	—	84,696	665
Income tax benefit	—	—	—	—	2,622	(2,622)	—

Net income (loss)	$(84,259)	$5,214	$(58,019)	$(52,805)	$(23,117)	$82,074	$(78,107)

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